UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2011

Kensey Nash Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34388	36-3316412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

735 Pennsylvania Drive, Exton, Pennsylvania 19341

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (484) 713-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2011, Kensey Nash Corporation entered into a mutual consent to extend the employment term (collectively, the “Mutual Consents to Extend Employment Terms”) of each of the Company’s existing amended and restated employment agreements with Joseph W. Kaufmann, President and Chief Executive Officer of the Company, Douglas G. Evans, P.E, Chief Operating Officer of the Company, Todd M. DeWitt, Vice President of Biomaterials of the Company, and James T. Rauth, P.E., Vice President of Operations of the Company (collectively, together with Mike Celano, Chief Financial Officer of the Company, the “Executive Officers”). The Mutual Consents to Extend Employment Terms extend the employment term to June 27, 2014 for each of Messrs. Kaufmann and Evans and to January 1, 2013 for each of Messrs. DeWitt and Rauth.

Also on October 21, 2011, in connection with the extensions of the employment terms, the Company entered into an amendment (collectively, the “Amendments”) to modify each of the Company’s existing employment agreements with the Executive Officers (the “Employment Agreements”). In general, each of the Amendments provides that any provisions in the applicable Employment Agreement regarding stock options will also apply to stock appreciation rights (including cash-settled stock appreciation rights) that have been granted to the Executive Officer in accordance with the applicable incentive compensation plan of the Company. For example, in the event of the termination of the Executive Officer by the Company without “Cause” prior to a “Change in Control” during the Executive Officer’s employment term or a “Change in Control” that occurs during the Executive Officer’s employment term, all such stock appreciation rights shall vest and become exercisable in full. Further, in the event of the termination of the Executive Officer by the Company without “Cause” prior to a “Change in Control” or by the Company without “Cause” or by the Executive Officer for “Good Reason” following a “Change in Control,” all stock appreciation rights held by the Executive Officer shall remain exercisable for the shorter of one year or the remainder of the term of the stock appreciation rights. The Amendments also provide that the amount of the severance payments payable in the circumstances specified in the Employment Agreements will be based upon no less than the remainder of the Executive Officer’s then current employment term, giving effect to any mutual consent to extend the employment term. The Compensation Committee of the Board of Directors of the Company determined that these changes to the Employment Agreements were consistent with the prior understanding and expectations of the Company, as well as the Executive Officers, with respect to such matters.

The Compensation Committee of the Board of Directors of the Company approved, and recommended that the Board of Directors approve, the Mutual Consents to Extend Employment Terms and the Amendments at a meeting held on September 19, 2011, of which the Board of Directors of the Company approved both at a meeting held on September 20, 2011.

The foregoing descriptions of the Mutual Consents to Extend Employment Terms and the Amendments are not complete and in all respects qualified in their entirety by the actual provisions of the Executive Officers’ respective Mutual Consents to Extend Employment Terms and Amendments, copies of which are filed as Exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment to Amended and Restated Employment Agreement of Joseph W. Kaufmann, President and Chief Executive Officer, dated October 21, 2011.

10.2	Amendment to Amended and Restated Employment Agreement of Douglas G. Evans, P.E., Chief Operating Officer, dated October 21, 2011.

10.3	Amendment to Amended and Restated Employment Agreement of Michael Celano, Chief Financial Officer, dated October 21, 2011.

10.4	Amendment to Amended and Restated Employment Agreement of Todd M. DeWitt, Vice President of Biomaterials, dated October 21, 2011.

10.5	Amendment to Amended and Restated Employment Agreement of James T. Rauth, P.E., Vice President of Operations, dated October 21, 2011.

10.6	Mutual Consent to Extend Employment Term for Joseph W. Kaufmann, President and Chief Executive Officer, dated October 21, 2011.

10.7	Mutual Consent to Extend Employment Term for Douglas G. Evans, P.E., Chief Operating Officer, dated October 21, 2011.

10.8	Mutual Consent to Extend Employment Term for Todd M. DeWitt, Vice President of Biomaterials, dated October 21, 2011.

10.9	Mutual Consent to Extend Employment Term for James T. Rauth, P.E., Vice President of Operations, dated October 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENSEY NASH CORPORATION

By:	/s/ Michael Celano
Michael Celano
Chief Financial Officer

Dated: October 26, 2011

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